SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549



                           FORM 8-K



                   Current Report Pursuant
                to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 4, 1998


                       First Cash, Inc.
                       ----------------
      (Exact name of registrant as specified in charter)


                          Delaware
                          --------
        (State or other jurisdiction of incorporation)


         0-19133                             75-2237318
         -------                             ----------
 (Commission File Number)                  (IRS Employer
                                       Identification Number)


        690 East Lamar, Suite 400, Arlington, Texas  76011
        --------------------------------------------------
   (Address of principal executive offices, including zip code)

                        (817) 460-3947
                        --------------
     (Registrant's telephone number, including area code)







Item 1  Changes in Control of Registrant
----------------------------------------

        Inapplicable


Item 2  Acquisition or Disposition of Assets
--------------------------------------------

        On June 4, 1998, First Cash, Inc. acquired 100% of the capital stock of Miraglia, Inc., located in Concord, California. Closing documents are currently being held in escrow, pending receipt of landlord lease assignments, transfer of certain business licenses, and successful resolution of certain outstanding tax matters. Miraglia, Inc. owns eleven check cashing stores, which do business under the name Cash & Go, in California and Washington. Miraglia, Inc. also provides proprietary software and operating systems for check cashing stores, under the name Answers, etc. Miraglia, Inc. is a non-affiliate of First Cash, Inc. The consideration for the capital stock of Miraglia, Inc. consisted of 850,000 shares of First Cash, Inc. common stock, $6.3 million cash, and a five year, $6.0 million note bearing interest at 7% with quarterly principal and interest payments. The cash used in this acquisition represented proceeds from an existing line of credit.


Item 3  Bankruptcy or Receivership
----------------------------------

        Inapplicable


Item 4  Changes in Registrant's Certifying Accountant
-----------------------------------------------------

        Inapplicable


Item 5  Other Events
--------------------

        Inapplicable


Item 6  Resignation of Registrant's Directors
---------------------------------------------

        Inapplicable


Item 7  Financial Statements and Exhibits
-----------------------------------------

        At the time of this Form 8-K filing it is impractical to provide the required financial statements of Miraglia, Inc. and the related pro forma financial information. The required financial statements and related pro forma financial information will be filed as soon as practicable, but not later than 60 days after this report on Form 8-K.


Item 8  Change in Fiscal Year
-----------------------------

        Inapplicable





                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 24, 1998                          FIRST CASH, INC.
                                               ------------------
                                               (Registrant)


                                               Rick L. Wessel
                                               ------------------
                                               Rick L. Wessel
                                               Chief Accounting Officer